SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 1, 2004

AVANIR PHARMACEUTICALS

(Exact Name of Registrant as Specified in Charter)

California	001-15803	33-0314804

(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, Suite 200, San Diego, California	92121

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 622-5200

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On April 1, 2004, Avanir Pharmaceuticals amended and restated its Articles of Incorporation for the purposes of restating certain earlier amendments, eliminating certain classes and series of stock no longer outstanding, and giving effect to an increase in the authorized number of shares of Class A common stock, all of which were approved at the Annual Meeting of Shareholders held on March 18, 2004. The Amended and Restated Articles of Incorporation have been filed herewith as Exhibit 4.1 and are incorporated herein by reference.

Item 7. Exhibits.

     The following exhibits are furnished with this report.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 5, 2004

AVANIR PHARMACEUTICALS

By:	/s/ Gregory P. Hanson

Gregory P. Hanson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation